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                          EXHIBIT INDEX



EXHIBIT NO.    DESCRIPTION                     PAGE
-----------    -----------                     ----

B              Form of Subordinated Note       Previously filed

F              Opinion of Counsel              To be filed by
                                               amendment

G-1            Financial Data Schedule         Filed herewith
               for NEERI

G-2            Financial Data Schedule         Filed herewith
               for NEES (Parent Company Only)

G-3            Financial Data Schedule         Filed herewith
               for NEES (Consolidated)

H              Proposed Form of Notice         Previously filed


                   FINANCIAL STATEMENT INDEX

FINANCIAL
STATEMENT
NO.            DESCRIPTION                     PAGE
---------      -----------                     ----

1-A            Balance Sheet of NEES at        Filed herewith
               September 30, 1995, Actual
               and Pro Forma (Parent Company Only)

1-B            Statement of Income and Retained     Filed herewith
               Earnings for NEES for twelve months
               ended September 30, 1995, Actual
               and Pro Forma (Parent Company Only)

2-A            Consolidated Balance Sheet of NEES   Filed herewith
               at September 30, 1995, Actual
               and Pro Forma

2-B            Statement of Consolidated Income     Filed herewith
               for NEES for twelve months
               ended September 30, 1995,
               Actual and Pro Forma

3-A            Balance Sheet of NEERI at       Filed herewith
               September 30, 1995, Actual and
               Pro Forma

3-B            Statement of Loss and Retained  Filed herewith
               Deficit for NEERI for twelve months
               ended September 30, 1995, Actual and
               Pro Forma